CERTIFICATE OF AMENDMENT
                                OF
               RESTATED CERTIFICATE OF INCORPORATION
                                OF
                  ENERGY CONVERSION DEVICES, INC.

        --------------------------------------------------

              Pursuant to Section 242 of the General
             Corporation Law of the State of Delaware
        --------------------------------------------------


           ENERGY CONVERSION DEVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

           FIRST: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

           FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,930,000 shares, of which 500,000 shares shall be Class A Common Stock of a par value of one cent ($.01) per share, 430,000 shares shall be Class B Common Stock of a par value of one cent ($.01) per share, and 20,000,000 shares shall be Common Stock of a par value of one cent ($.01) per share. The powers and rights, and the qualifications, limitations and restrictions, of said classes of stock of the Corporation shall be as follows:

SECTION 1 - Provisions Applicable to All Classes of Stock

           1.1 - General. The Class A Common Stock, the Class B Common Stock and the Common Stock shall be of equal rank and shall have the same powers and rights (including rights upon the dissolution of the Corporation) except as otherwise expressly provided herein.

           1.2 - Dividends and Other Distributions, Subscription Rights and Split-Ups and Combinations of Shares. Whenever dividends are declared or any other distribution of the assets of the Corporation is made, whether in cash, property or shares of stock of the Corporation, and whenever any distribution is made to stockholders of rights to subscribe to additional shares of stock of the Corporation, the holders of Class A Common Stock, the holders of the Class B Common Stock and the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions; except that in the case of dividends payable in shares of stock of the Corporation, or in the case of rights to subscribe to such shares, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive their dividends in, or shall have rights to subscribe to, shares of Common Stock. Whenever the shares of any class are split up or combined, the shares of the other classes shall be proportionately split up or combined.

           1.3 - Additional Issuances of Stock. The Corporation shall not, except with the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, Class A Common Stock and Class B Common Stock, each voting separately as a class, authorize any additional shares of Class A Common Stock, Class B Common Stock or Common Stock, except to satisfy the provisions of
Section 1.2 above.

SECTION 2 - Voting Rights

           2.1 - Conversion Date. As used herein, the term "Conversion Date " shall mean the first date as of which all outstanding shares of Class A Common Stock have been converted into shares of Common Stock and no shares of Class A Common Stock are issued and outstanding.

           2.2 - Voting Rights. Except as herein provided, prior to the Conversion Date, upon all matters requiring the vote of stockholders, including the election and removal of directors with or without cause, the holders of Class A Common Stock shall be entitled to twenty-five votes per share, and the holders of Class B Common Stock and Common Stock shall be entitled to one vote per share. Except as herein provided, from and after the Conversion Date, upon all matters requiring the vote of stockholders, including the election and removal of directors with or without cause, the holders of Class B Common Stock shall be entitled to twenty-five votes per share, and the holders of Common Stock shall be entitled to one vote per share. Except as otherwise provided by law, or by this Certificate of Incorporation, the votes of the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of the Common Stock shall be counted and totaled together without regard to class. Prior to the Conversion Date, the holders of the Class A Common Stock, as one class, and the holders of the Class B Common Stock and Common Stock, together as a second class, shall be entitled to vote as two separate classes on all matters involving or relating to the merger, consolidation, liquidation, dissolution, sale of all, or substantially all, of the assets of the Corporation, or such other matters as may come within the meaning of Section 242 of the Delaware General Corporation law requiring votes by classes. From and after the Conversion Date, the holders of Class B Common Stock, as one class, and the holders of Common Stock, as a second class, shall be entitled to vote as two separate classes on all matters involving or relating to the merger, consolidation, liquidation, dissolution, sale of all, or substantially all, of the assets of the Corporation, or such other matters as may come within the meaning of Section 242 of the Delaware General Corporation law requiring votes by classes.

SECTION 3 - Conversion

           3.1 - Conversion into Common Stock at Option of Holders. Any holder of shares of Class A Common Stock or Class B Common Stock may convert any or all of such shares held by him into the same number of shares of Common Stock by surrendering to the Corporation, or to any duly authorized transfer agent for the Corporation, a certificate representing the shares of Class A Common Stock or Class B Common Stock to be converted together with a written statement signed by such holder stating that the shares are to be so converted. Any shares of Class A Common Stock or

Class B Common Stock so surrendered for conversion shall thereupon be deemed to have been converted into an equal number of shares of Common Stock, and the Corporation or such transfer agent shall promptly thereafter issue and deliver to the holder of the shares surrendered for conversion a certificate or certificates representing the shares of Common Stock issuable upon such conversion.

           3.2 - Mandatory Conversion into Common Stock. All outstanding shares of Class A Common Stock and Class B Common Stock shall be deemed to have been converted into an equal number of shares of Common Stock on September 30, 2005. From and after the time of such conversion, the special rights and powers of Class A Common Stock and Class B Common Stock shall terminate regardless of the fact that certificates purporting to represent Class A Common Stock or Class B Common Stock may continue to be outstanding. The Corporation shall be entitled to demand surrender of certificates purporting to represent Class A Common Stock or Class B Common Stock which have been converted into Common Stock under this
Section 3.2 and to withhold dividends and other distributions on the shares so converted until the surrender of such certificates. Upon surrender of such certificates representing shares of Class A Common Stock or Class B Common Stock, the Corporation shall issue to the holder thereof certificates representing an equal number of shares of Common Stock.

           3.3 - Stock Converted Not to be Reissued. No share of Class A Common Stock or Class B Common Stock converted pursuant to Section 3.1 or Section 3.2 hereof shall be reissued.

           The effect of the foregoing amendment is to change the dated on which the shares of Class A Common Stock of the Corporation are deemed to be converted into Common Stock from September 14, 1999 to September 30, 2005 and to authorize 430,000 shares of a new Class B Common Stock. Such changes shall be automatic and no action on the part of the holders of Class A Common Stock or Common Stock shall be necessary to effect such changes.

           SECOND: The amendment to the Restated Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and adopted by a majority vote of the stockholders of the Corporation in the manner prescribed by Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer as of this 25 day of March, 1999.

                                    ENERGY CONVERSION DEVICES, INC.



                                    By: /s/ Stanford R. Ovshinsky
                                       ----------------------------
                                    Its: Chief Executive Officer